                                           Contact:   Jan E. Chason
                                                      Chief Financial Officer
                                                      MAJESCO HOLDINGS INC.
                                                      (732) 225-8910

                                           FOR IMMEDIATE RELEASE

            MAJESCO REPORTS FOURTH QUARTER AND 2004 YEAR END RESULTS

  2004 Net Revenue of $121 Million Exceeds Previously Announced Annual Guidance

          Gives Fiscal 2005 Net Revenue Guidance of $175 - $185 Million

EDISON, N.J, December 8, 2004 -- Majesco Holdings Inc. (OTC BB: MJSH), an
innovative provider of diversified products and content for digital entertainment platforms, today announced results for its fourth quarter and fiscal year ended October 31, 2004.

For the fourth quarter, the Company reported net revenue of $45.3 million, compared to $15.5 million reported for the same period in 2003. Gross profit increased to $14.7 million or 32.5% of net revenues for the fourth quarter, compared to $4.3 million, or 28% of net revenues for the same period in 2003.
Operating income increased to $5.6 million for the 2004 quarter versus an operating loss of $7.5 million for the same period one year ago.

For the fourth quarter, the Company generated net income of $16.2 million compared to a net loss of $8.2 million in the fourth quarter last year. The 2004 quarter was favorably impacted as a result of a gain of $11.9 million from the change in value of warrants issued in connection with the private placement in
February 2004. The fourth quarter of 2003 was unfavorably impacted by charges of
$4.7 million related to litigation and a provision for impairment of capitalized software development costs of $3.7 million. The Company reported net income per diluted share of $.11 for the quarter based on 128,796,277 weighted average shares outstanding versus a loss per share of $.54 based on 15,325,000 weighted average shares outstanding last year.

For the year ended October 31, 2004, the Company reported net revenues of $121 million, as compared to $46.6 million in fiscal 2003. Gross profit increased to
$34.7 million, or 28.7% of net revenues versus $15.8 million, or 33.9% of net revenues during 2003. For the 2004 period, operating income was $12.1 million versus an operating loss of $8.7 million in the comparable

2003 time period. Net loss for the year was $11.2 million, or $.26 per share based on 58,699,602 weighted average shares outstanding, compared to a net loss of $10.8 million, or $.71 per share based on 15,325,000 weighted average shares outstanding last year.

The net loss for the 2004 fiscal year was principally a result of the $18.5 million charge related to the change in value of warrants issued in connection with the private placement, net of a gain from a renegotiation of a settlement of $1.2 million. The net loss for 2003 was principally attributable to the litigation and impairment charges discussed above. Excluding these items, the company would have reported net income in 2004 of $6.1 million and a net loss of
$2.3 million in 2003.

Carl Yankowski, Majesco's Chairman and Chief Executive Officer, commented, "We are pleased with our financial performance for fiscal 2004, proud to report that we exceeded our previously announced net revenue guidance and thrilled that we almost tripled our sales compared to 2003. Considering the competitive environment for console games, we met our goals for our key offerings including
BloodRayne 2, Guilty Gear X2 and Ultra Bust-A-Move and we expect our Game Boy
Advance Video and TV Arcade products to be very strong holiday sellers. Of particular note is the fact that we are supporting our Game Boy Advance Video titles with national television advertising and promotions with major national retailers throughout the holiday season. Furthermore, the latest additions to our popular line of GBA Value titles, Texas Hold `em and Monster Trucks, have been well received and are experiencing strong initial sell-through.
Exemplifying our ability to move quickly and capitalize on a popular category, our TV Arcade products are experiencing strong initial sell-through and we expect them to do well throughout the holiday season."

The Company completed the year with working capital of $8.9 million versus a working capital deficiency of $10.9 million in the prior year, representing a current ratio of 1.34 for 2004 versus .6 in 2003. Shareholders equity as of
October 31, 2004 was $13.8 million compared to total stockholders' deficiency of
$15.7 million as of October 31, 2003.

2005 Outlook

For its fiscal year 2005, the Company expects $175 - $185 million in net revenues and operating income of $16 - $18 million. This guidance anticipates increases in net revenue for all business units and anticipated improvement in the profitability from video games, while including consideration for planned increased investment in both product development and marketing.

Mr. Yankowski continued, "We believe we have positioned Majesco for significant growth in 2005. Our current success and future strategy is based upon offering a diverse range of products and content for digital entertainment platforms. To that end, we have structured our organization around strategic business units that will focus on our three main product lines: video games, including premium priced frontline titles and lower-priced value titles; video content, currently comprised of 18 GBA Video titles; and digital media peripherals and applications, which include wireless and other accessories for the Game Boy
Advance and our line of TV Arcade products. The new additions to our management team and board of directors bring extensive experience in building brand awareness and market share in both the retail and entertainment industries. With the additional working capital we expect to receive from our proposed secondary offering, we intend to invest in product research and development, move to a more internally driven marketing model, and aggressively grow each of our core businesses. Our longer term plans will likely include growth both organically and via affiliations."

Recent Corporate Highlights

o    Announced a proposed public offering by the company and certain selling stockholders of up to $100 million along with a proposed NASDAQ listing.
     The underwriters are RBC Capital Markets Corporation, JMP Securities LLC,
     Harris Nesbitt and Wedbush Morgan Securities Inc. A registration statement has been filed with the SEC and is pending effectiveness.
o    Filled our Board of Director positions with the addition of strong outside members thereby giving Majesco a majority of "independent" directors to satisfy NASDAQ requirements. The five independent board members are: Louis
     Lipschitz - former CFO Toys R Us; Marc Weisman - former CFO of Oppenheimer and Co. Inc.; F. Peter Cuneo - Vice Chairman and former CEO and President of Marvel Enterprises; James Halpin - former CEO CompUSA; and Laurence
     Aronson - managing partner of Cartwheel LLC and former president of Revlon
     North America, Sales and Customer Marketing.
o    Appointed Palm, Reebok and Sony veteran Carl Yankowski as Chairman and CEO, added Patrick Flaherty, who helped to launch the Sony PlayStation in the
     US, as EVP of Sales & Marketing and hired several other experienced executives to round out Majesco's team.

Recent Business Highlights

o    Secured the rights to apply its proprietary Game Boy(R) Advance Video technology to several Disney properties including: Disney's Kim Possible,
     Disney's Lilo & Stitch, The Series, The Proud Family, Super Robot Monkey
     Team and Brandy & Mr. Whiskers.
o    Sold through more than 1.6 million units of Game Boy Advance Video titles and have sold in approximately an additional 2 million units to satisfy holiday demand.

o    Granted the exclusive rights to publish interactive entertainment products under the Golden Nugget brand for all current and announced video game systems, as well as wireless, plug-and-play and select online applications.
o    Shipped two "high-tech" accessories for the Game Boy Advance. The Wireless
     Link allows multiple GBA users to play untethered with and against each other from up to 10 feet away and Wireless Messenger allows GBA users to send instant text messages and email to other GBA users from up to three miles away in open settings.
o    Shipped the Company's wholly-owned intellectual property, action-horror sequel, BloodRayne 2. The launch was supported with a multi-million dollar marketing campaign comprised of extensive cross-promotions with MTV2, targeted TV, print advertising and extensive public relations efforts that included one of the first appearances of a video game character in Playboy magazine.
o    Shipped the first three products in Majesco's TV Arcade product line;
     Frogger(TM), Konami(R) Collector's Series Arcade Advanced(TM) and Golden
     Nugget(R) Casino.

Key Announced Upcoming Products

o    Advent Rising, the first title in a planned trilogy of games that has been developed in collaboration with award-winning science fiction author Orson
     Scott Card: scheduled to launch in the spring of 2005 for the Xbox and PC.
o    Psychonauts, the anticipated new video game being developed by Double Fine
     Productions, a studio founded and managed by award-winning game designer
     Tim Schafer: scheduled to launch in the spring of 2005 for the PlayStation
     2, Xbox and PC.
o    Jaws, based on one of the most enduring action-suspense films of all time, except this time, you play the shark, is being developed by Appaloosa:
     scheduled to launch in the summer of 2005 for the PlayStation 2, Xbox and
     PC.
o    Advent Shadow, its first title for the forthcoming PSP(TM) handheld entertainment system, written and directed by the creators of the Advent
     Trilogy and developed by Full Fat Productions. Advent Shadow is an entirely new game designed exclusively for the PSP system and scheduled for release in 2005.
o    Moonlight Fables and Nanostray, two exclusive titles for the Nintendo
     DS(TM) system: both titles feature touch screen input, multiplayer network play and dual screen support and are scheduled for release next year.
o    Announced development deal with the award-winning Swedish developer,
     Starbreeze, to develop content for the next generation of console systems.
o    New GBA video cartridges that contain up to 90 minutes of video and expand
     Majesco's product line to include full length movies and titles appealing to a broader demographic market.

Mr. Yankowski continued, "Building on the momentum of a strong 2004, we are positioned for continued success in 2005 with an exciting and diverse line of products and content targeting key demographic cross-sections of the population across most popular digital entertainment platforms. We remain focused on building an effective and efficient organization, dedicated to marketing and continued research and development, in order to continuously expand and improve our product pipeline."

ABOUT MAJESCO

Majesco Holdings Inc. (OTC BB: MJSH), operating through its wholly owned subsidiary, Majesco Sales Inc., is a provider of diversified products and content for digital entertainment platforms. The Company's 2005 lineup includes the critically acclaimed Advent Rising, the first in a trilogy of action/adventure games; Tim Schafer's Psychonauts, a completely original and psychically warped action-platform game, as well as new offerings for its Game
Boy(R) Advance Video product line. More information about the Company can be found online at www.majescogames.com.

Safe Harbor

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of
the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate,"
"estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors.
These factors include but are not limited to, the demand for our products;
competitive factors in the businesses in which we compete; continued consumer acceptance of the gaming platforms on which our products operate and our products; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

            All trademarks are properties of their respective owners.

                     MAJESCO HOLDINGS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                         THREE MONTHS ENDED OCTOBER 31,     YEAR ENDED OCTOBER 31,
                                         ------------------------------  -------------------------
                                            2004             2003           2004           2003
--------------------------------------------------------------------------------------------------

Net revenues                             $  45,345       $   15,469      $  120,984     $  46,608
--------------------------------------------------------------------------------------------------

Cost of sales
  Product costs                             22,609           10,113          67,151        25,172
  Software development costs and
    license fees                             8,005            1,027          19,091         5,631
--------------------------------------------------------------------------------------------------
Total cost of sales                         30,614           11,140          86,242        30,803
--------------------------------------------------------------------------------------------------

Gross profit                                14,731            4,329          34,742        15,805
--------------------------------------------------------------------------------------------------

Operating expenses
  Product research and development           1,035              693           2,994         2,554
  Selling and marketing                      5,698            2,222          13,658         9,931
  General and administrative                 1,990              530           5,814         3,140
  Non-cash stock option compensation
    charge                                     316                -             348             -
  Depreciation and amortization                128               89             439           356
  Write-off of uncollectable accounts
    receivable                                   -                -             577
  Litigation expense and settlement
    renegotiation                                -            4,678          (1,200)        4,908
  Loss on impairment of capitalized
    software development costs                   -            3,656               -         3,656
--------------------------------------------------------------------------------------------------
Total operating expenses                     9,167           11,868          22,630        24,545
--------------------------------------------------------------------------------------------------

OPERATING INCOME                             5,564           (7,539)         12,112        (8,740)
--------------------------------------------------------------------------------------------------

Other non-operating expenses (income)
  Interest expense and financing costs         879              654           2,806         2,077
  Unrealized loss on foreign exchange
    contract                                   171               24             267            24
  Merger costs                                   -                -             342             -
  Change in fair value of warrants         (11,891)               -          18,459             -
--------------------------------------------------------------------------------------------------
Pre-tax income (loss)                       16,405           (8,217)         (9,762)      (10,841)
Provision for income taxes                     176                -           1,424             -
--------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                           16,229           (8,217)        (11,186)      (10,841)
Deemed dividend to preferred stockholders        -                -             759             -
Preferred stock dividend                       453                -           1,261             -
Fair value of warrants issued in
  connection with lock-up agreement          2,181                -           2,182             -
--------------------------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
  COMMON STOCKHOLDERS                    $  13,595       $   (8,217)     $  (15,388)    $ (10,841)
==================================================================================================
Net income (loss) attributable to
  common stockholders per share
             Basic                       $    0.17       $    (0.54)     $    (0.26)    $   (0.71)
                                       ===========       ==========      ==========    ==========
             Diluted                     $    0.11       $    (0.54)     $    (0.26)    $   (0.71)
                                       ===========       ==========      ==========    ==========
Weighted average shares outstanding
             Basic                      81,870,821       15,325,000      58,699,602    15,325,000
                                       ===========       ==========      ==========    ==========
             Diluted                   128,796,277       15,325,000      58,699,602    15,325,000
                                       ===========       ==========      ==========    ==========

                     MAJESCO HOLDINGS INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                          OCTOBER 31,
                                                                                  ---------------------------
                                                                                     2004            2003
                                                                                  ----------      -----------

ASSETS
Current assets
  Cash and cash equivalents                                                        $   4,170        $    314
  Due from factor                                                                      6,566             596
  Inventory                                                                           12,755          10,995
  Capitalized software development costs and prepaid license fees -
    current portion                                                                   10,574           3,794
  Prepaid expenses                                                                       831             981
                                                                                   ---------        --------
    Total current assets                                                              34,896          16,680
Property and equipment - net                                                             798             855
Capitalized software development costs and prepaid license fees                        4,952               -
Other assets                                                                             381              76
                                                                                   ---------        --------
  Total assets                                                                     $  41,027        $ 17,611
                                                                                   =========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
  Accounts payable and accrued expenses                                            $  19,985        $  8,155
  Due to financing company                                                             3,825           3,066
  Advances from customers                                                              2,171          11,624
  Settlement obligations - current portion                                                 -           4,000
  Loans payable - shareholders - current portion                                           -             562
  Advance from officer                                                                     -             200
                                                                                   ---------        --------
    Total current liabilities                                                         25,981          27,607
Settlement obligations                                                                     -           2,710
Capital lease obligations                                                                  -              24
Loans payable - shareholders                                                               -           3,000
Dividend payable in common stock                                                       1,261

Commitments and contingencies

Stockholders' equity (deficiency):
Common stock - $.001 par value; 250,000,000 shares authorized; 107,825,930 and 15,325,000 share issued and outstanding at October 31, 2004 and 2003,
  respectively                                                                           108              15
Series A Convertible Preferred stock - $.001 par value; 1,000,000 shares
  authorized; 925,000 shares issued and outstanding at October 31, 2003                    -               1
Additional paid in capital                                                            29,101             284
Accumulated deficit                                                                  (15,388)        (16,012)
Accumulated other comprehensive loss                                                     (36)            (18)
                                                                                   ---------        --------
  Total stockholders' equity (deficiency)                                             13,785         (15,730)
                                                                                   ---------        --------
  Total liabilities and stockholders' equity (deficiency)                          $  41,027        $ 17,611
                                                                                   =========        ========

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